UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 West Russell Road, Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase Agreement

On November 5, 2004, Herbst Gaming, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) for a private placement offering of $170,000,000 in aggregate principal amount of its 7% Senior Subordinated Notes due 2014 (the “Notes”).  The Notes were offered and are anticipated to be sold to a purchaser (the “Purchaser”) at a price set forth therein in reliance on an exemption pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).  Delivery to the Purchaser of and payment of the Notes is anticipated to be made on November 22, 2004, or such later date as the Purchaser may designate.  The Notes were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The obligation of the Purchaser to purchase the Notes is subject to customary terms and conditions, including accuracy of representations and warranties of the Company and receipt of legal opinions and certificates.

First Amendment to Trademark License Agreement

On November 4, 2004, the Company entered into the First Amendment (the “Amendment”) to the Trademark License Agreement dated as of August 24, 2001 between the Company and Terrible Herbst, Inc. (the “Trademark Agreement”).

The Amendment extends to the Company a non-exclusive, personal and nontransferable right to use the Terrible Herbst trade name and its cowboy logo in the Company’s business in the States of Nevada, Missouri and Iowa and includes the right to juxtapose the Terrible Herbst trade name and logo with marks used in the Company’s business.

Terrible Herbst, Inc. is owned solely by Jerry and Maryanna Herbst, the parents of Edward Herbst, Timothy Herbst and Troy Herbst, the owners of the Company.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 9, 2004, the Company appointed John F. O’Reilly as an independent director to the Company’s Board of Directors (the “Board”).  At this time Mr. O’Reilly has not been appointed to any committees of the Board.

ITEM 7.01 REGULATION FD DISCLOSURE

                The information set forth under this Item 7.01, and Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference in any filing pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference. The furnishing of the information set forth under this Item 7.01, and Exhibits 99.1 and 99.2 is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Grace Acquisition

                On July 20, 2004, we entered into definitive purchase agreements to purchase assets consisting of three casinos from Grace Entertainment, Inc. for an aggregate cash purchase price of approximately $287.5 million (the “Grace Acquisition”). The Grace assets consist of the Lakeside Casino Resort in Osceola, Iowa, the Mark Twain Casino in LaGrange, Missouri, and the St. Jo Frontier Casino in St. Joseph, Missouri. We will use the proceeds from our recently priced senior subordinated note offering along with borrowings under our amended and restated credit facility to fund the purchase price of the Grace Acquisition. Closing of the Grace Acquisition is conditioned upon, among other things, our obtaining all applicable governmental and regulatory approvals, including approvals from the Iowa Racing and Gaming Commission and the Missouri Gaming Commission. We filed our applications for gaming licenses in Iowa on October 7, 2004 and in Missouri on August 20, 2004 and anticipate closing the acquisition of the three properties by the end of the first quarter of 2005.

Adjusted Net Income

                For the twelve months ended June 30, 2004, on a pro forma basis after giving effect to the Grace Acquisition, we generated adjusted net income of $41.8 million. For the twelve months ended June 30, 2004, not giving effect to the Grace Acquisition, we generated adjusted net income of $15.2 million.

                Adjusted net income is a supplemental measure of our performance that is not required by, or presented in accordance with, generally accepted accounting principles. Adjusted net income is not a measurement of our financial performance under generally accepted accounting principles and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with generally accepted accounting principles, or as an alternative to cash flow from operating activities as a measure of our liquidity.

                Adjusted net income consists of net income (loss) for the twelve months ended June 30, 2004 plus costs of $38.3 million related to the write-off of unamortized loan fees and premium paid to retire debt. Adjusted net income is presented because we believe it more accurately allows operating performance comparisons from period to period.

Indebtedness

                Assuming we had incurred all indebtedness contemplated by the Grace Acquisition as of the date and for the period specified below, we would have had a significant amount of indebtedness. The following chart shows certain important statistics and is presented on a pro forma basis for the Grace

Acquisition and on an as adjusted basis for the recently priced offering of our senior subordinated notes and the incurrence of related indebtedness under our amended credit facility.

	Pro Forma As Adjusted as of and for the Twelve Months ended June 30, 2004
	(in thousands, except ratio)
Long-term debt, including current portion	$554,819
Stockholders’ deficiency	$(43,641)
Ratio of earnings to fixed charges	2.2	x

Business Line Diversification

                The Grace Acquisition provides us with business diversification because our revenues will be further diversified across our two business segments, route and casino. Prior to the Grace Acquisition, for the twelve months ended June 30, 2004, approximately 24% of our revenues were derived from our casino operations and on a pro forma basis after giving effect to the Grace Acquisition, approximately 43% of revenues would have been derived from our casino operations.

Route Operations

                Through the acquisition of the slot route business of Anchor Coin in February 2003 and organic growth, we have grown route EBITDA to $54.9 million in the twelve months ended June 30, 2004. Route operating income has grown to $35.1 million in the twelve months ended June 30, 2004.

Casino Operations

                We have grown casino EBITDA to $19.6 million in the twelve months ended June 30, 2004. Casino operating income for the existing casinos has grown to $13.6 million in the twelve months ended June 30, 2004.

                On a pro forma basis after giving effect to the Grace Acquisition, casino EBITDA would have been $68.5 million in the twelve months ended June 30, 2004. On a pro forma basis after giving effect to the Grace Acquisition, casino operating income would have been $57.3 million in the twelve months ended June 30, 2004.

Consolidated Operations

                For the twelve months ended June 30, 2004, on a pro forma basis after giving effect to the Grace Acquisition, we generated net revenues of $461.8 million, Consolidated EBITDA of $108.1 million and net income of $3.5 million. For the twelve months ended June 30, 2004, not giving effect to the Grace Acquisition, we generated net revenues of $345.1 million, Consolidated EBITDA of $64.4 million and a net loss of $23.0 million.

                See Exhibit 99.1 for a discussion of EBITDA, certain limitations of EBITDA as a financial measure and for a reconciliation of Consolidated EBITDA to consolidated net income.

New Parking Structure and Casino Expansion at Terrible’s Hotel & Casino

                We plan to begin construction of a three-level, 450-space parking structure, a casino expansion and general property renovation at Terrible’s Hotel & Casino in Las Vegas in spring 2005 at a cost of between approximately $15.0 to $20.0 million. Completion of the project is expected in late 2005. The casino expansion will add approximately 200 slot machines to the casino floor.

Contractual Obligations

     The following table summarizes our contractual obligations as of June 30, 2004, pro forma and as adjusted for our recently priced offering of our senior subordinated notes, the Grace Acquisition and the amended credit facility.

	Payments Due by Period (Pro Forma As Adjusted)(1)
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
	(in thousands)
Contractual Obligations:
Long-term debt	$554,819	$1,154	$24,680	$77,624	$451,361
Operating leases(1)	288,789	75,443	119,488	63,575	30,283
Total contractual cash obligations	$843,608	$76,597	$144,168	$141,199	$481,644

(1)           Does not reflect the recent extensions of the Vons and Safeway slot route contracts, which were each extended to 2011 effective October 26, 2004.

Committees of the Board of Directors

                Our Audit Committee is comprised of Messrs. Troy Herbst and John Brewer. Mr. Brewer is the Chairman of the Audit Committee and its financial expert, as defined by the Securities and Exchange Commission (the “SEC”), and meets all the requirements for qualification as an independent director in accordance with the New York Stock Exchange corporate governance standards other than formal determination of independence by the Board. The Company anticipates this determination will be obtained in the immediate future.

Summary Consolidated and Unaudited Pro Forma Condensed Combined Financial Data

                The summary consolidated and unaudited pro forma condensed combined financial data presented below is derived from our audited and unaudited financial statements and from the audited and unaudited financial statements of Mark Twain Casino L.L.C., St. Joseph Riverboat Partners and Southern Iowa Gaming Company and its subsidiary (the current owners of Mark Twain, St. Jo and Lakeside Iowa, respectively), which have been previously filed with the SEC. The summary unaudited pro forma condensed combined balance sheet information is presented on an as adjusted basis as if the recently priced offering of our senior subordinated notes, the borrowings under the amended credit facility in respect of the Grace Acquisition and the Grace Acquisition had occurred on June 30, 2004. The summary unaudited pro forma condensed combined statements of operations information is presented on an as adjusted basis as if the recently priced offering of our senior subordinated notes, the borrowings under the amended credit facility in respect of the Grace Acquisition and the Grace Acquisition had occurred on January 1, 2003. We believe this information is important in evaluating the future operations and impact of the Grace Acquisition, and related financings.

                You should read the following summary consolidated and pro forma statements in conjunction with the financial statements and related notes that we have previously filed with the SEC or furnished herewith.

                We have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under those provisions, the owners of our company pay income taxes on our taxable income. Accordingly, a provision for income taxes is not included in our financial data.

                The summary unaudited pro forma condensed combined financial data is provided for illustrative purposes only. It does not purport to represent what our results of operations and financial position would have been had the Grace Acquisition and related transactions actually occurred as of the dates indicated, and it does not purport to project or predict our future results of operations or financial position.

	Years Ended December 31,					Six Months Ended June 30,					Twelve Months Ended June 30,(1)
	2001		2002	2003	Pro Forma As Adjusted 2003	2003	2004		Pro Forma As Adjusted 2004		2004		Pro Forma As Adjusted 2004
Statements of operations data:
Net revenues	$233,192		$249,651	$311,975	$428,251	$149,910	$183,019		$241,103		$345,084		$461,815
Income from operations	20,605		23,682	31,180	69,268	17,914	24,663		43,744		37,929		76,774
Interest expense	(19,952)		(18,785)	(22,932)	(34,420)	(11,150)	(11,116)		(17,210)		(22,898)		(34,420)
Net income (loss)	(11,964	)(2)	5,233	8,209 (3)	34,029 (3)	6,897	(24,345	)(4)	(11,748	)(4)	(23,033	)(4)	3,510 (4)
Other financial data:
Route EBITDA	$29,215		$32,791	$48,705	$48,705	$25,107	$31,285		$31,285		$54,883		$54,883
Casino EBITDA	12,878		14,366	16,322	64,456	8,678	11,969		36,109		19,613		68,479
Other and corporate(5)	(6,883)		(7,398)	(9,237)	(14,495)	(4,312)	(5,212)		(7,831)		(10,137)		(15,277)
Consolidated EBITDA(6)	$35,210		$39,759	$55,790	$98,666	$29,473	$38,042		$59,563		$64,359		$108,085
Net cash provided by operating activities	$14,945		$19,323	$34,997	N/A	$19,489	$20,037		N/A		N/A		N/A
Net cash used in investing activities	(2,778)		(8,700)	(74,724)	N/A	(64,147)	(6,287)		N/A		N/A		N/A
Net cash provided by (used in) financing activities	3,010		(338)	38,722	N/A	43,223	(15,546)		N/A		N/A		N/A
Capital expenditures	3,226		8,442	15,117	N/A	6,611	5,578		N/A		N/A		N/A
Depreciation and amortization	14,198		15,741	24,382	29,950	11,426	13,280		16,110		26,236		31,897

	As of June 30, 2004(1)
	Actual	Pro Forma As Adjusted
Balance sheet data:
Cash and cash equivalents	$52,234	$58,833	(7)
Total assets	226,743	525,342
Total debt(8)	257,319	554,819	(9)
Stockholders’ deficiency	(43,641)	(43,641)

	Twelve Months Ended June 30, 2004(1)
	Actual		Pro Forma As Adjusted
Other data:
Consolidated EBITDA(6)	$64,359		$108,085
Interest expense	22,898		34,420
Ratio of net debt to Consolidated EBITDA	3.2	x	4.6	x
Ratio of Consolidated EBITDA to interest expense	2.8	x	3.1	x

(1)                                  We derived the following consolidated statement of operations data for the twelve months ended June 30, 2004 by adding our audited statement of operations data for the year ended December 31, 2003 and our unaudited statement of operations data for the six months ended June 30, 2004 and subtracting our unaudited statement of operations data for the six months ended June 30, 2003. We believe this information is useful in evaluating our future operations and the impact of the Anchor Coin acquisition which occurred in February 2003. We derived the following unaudited pro forma condensed combined statement of operations data for the twelve months ended June 30, 2004 from our, Mark Twain Casino L.L.C.’s, St. Joseph Riverboat Partners’ and Southern Iowa Gaming Company’s audited and unaudited statements of operations data in a similar manner. We believe this information is useful in evaluating our future operations and the impact of the Grace Acquisition.

(2)                                  Includes a charge of $13.0 million in August 2001 related to the write-off of unamortized financing fees and other costs due to repayment of $143.8 million of our long-term debt in conjunction with the issuance of $170.0 million senior secured notes.

(3)                                  Includes a premium of $267,000 paid in conjunction with the repurchase of $2.0 million of our senior secured notes in 2003.

(4)                                  For the six months ended June 30, 2004, includes a charge of $38.0 million in June 2004 related to the write-off of unamortized loan fees and premium paid to retire debt, and for the twelve months ended June 30, 2004, includes a charge of $38.3 million related to the write-off of unamortized loan fees and premium paid to retire debt.

(5)                                  Represents non-gaming revenues and general and administrative expenses.

(6)                                  The following table provides a reconciliation of consolidated net income (loss) (computed in accordance with GAAP) to Consolidated EBITDA. See “Non-GAAP Financial Measures” for a discussion of certain limitations of EBITDA as a financial measure.

	Year Ended December 31,				Six Months Ended June 30,			Twelve Months Ended June 30,
	2001	2002	2003	Pro Forma As Adjusted 2003	2003	2004	Pro Forma As Adjusted 2004	2004	Pro Forma As Adjusted 2004
	(in thousands)
Consolidated net income (loss)	$(11,964)	$5,233	$8,209	$34,029	$6,897	$(24,345)	$(11,748)	$(23,033)	$3,510
Add: depreciation and amortization	14,198	15,741	24,382	29,950	11,426	13,280	16,110	26,236	31,897
Add: interest expense, net of capitalized interest	19,952	18,785	22,932	34,420	11,150	11,116	17,210	22,898	34,420
Add: loss on early retirement of debt	13,024	—	267	267	—	37,991	37,991	38,258	38,258
Consolidated EBITDA	$35,210	$39,759	$55,790	$98,666	$29,473	$38,042	$59,563	$64,359	$108,085

(7)                                  Cash is adjusted for $5.5 million in cash on hand pursuant to the Grace asset purchase agreements and an amount equal to assumed liabilities for player’s club, progressive jackpots and outstanding chips and tokens. The estimated liabilities to be assumed for Southern Iowa Gaming Company, Mark Twain Casino, L.L.C. and St. Joseph Riverboat Partners are $210,000, $429,000 and $460,000, respectively.

(8)                                  Total debt consists of the current and long-term portions for all periods presented.

(9)                                  Includes the addition of $297.5 million in debt in connection with the acquisition of the casino assets pursuant to the Grace Acquisition.

Unaudited Pro Forma Condensed Combined Financial Statements

                Exhibit 99.2 contains financial data giving pro forma effect to the Grace Acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

                99.1         Non-GAAP Financial Measures

                99.2         Unaudited Pro Forma Condensed Combined Financial Statements

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: November 12, 2004	By:	/s/ MARY E. HIGGINS
Mary E. Higgins Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Non-GAAP Financial Measures
99.2	Unaudited Pro Forma Condensed Combined Financial Statements